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                                                                   Exhibit 10(b)
                       [SHEARMAN & STERLING LETTERHEAD]

                               November 9, 2001



Merrill Lynch Equity Income Fund
P.O. Box 9011
Princeton, NJ 08543-9011

Ladies and Gentlemen:

     Merrill Lynch Equity Income Fund (the "Fund") is authorized to issue and sell an unlimited number of full and fractional shares of beneficial interest (the "Shares"), par value $0.10 per share, in the manner and on the terms set forth in the Fund's current Registration Statement on Form N 1A, being filed with the Securities and Exchange Commission (File Nos. 33-14517 and 811-05178 (the "Registration Statement") together with this opinion as and exhibit thereto.

     We have, as counsel, participated in certain proceedings relating to the Fund and to the Shares. We have examined the copies, either certified or otherwise proved to our satisfaction to be genuine, of the Fund's Declaration of Trust, as amended and restated to date, and its By-Laws, as amended and restated and as currently in effect, and other documents relating to its organization and operation as we deemed necessary and appropriate as a basis for this opinion. We have assumed the authenticity of all instruments and documents, and the conformity to original documents of all instruments and documents submitted to us as certified, conformed or photostatic copies. In addition, we have received a certificate dated November 5, 2001 of the Office of the Secretary of the Commonwealth of Massachusetts (the "Certificate") indicating that the Fund is in good standing under the laws of the Commonwealth of Massachusetts. We have also reviewed the Registration Statement filed as to date of this opinion.

     Our opinion in paragraph 1 with regard to the valid existence of the Fund in the Commonwealth of Massachusetts, its state of organization, is based solely upon the Certificate.

     Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:

     1. The Fund has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts.

     2. The Fund is authorized to issue an unlimited number of full and fractional Shares. Under the Massachusetts law, the number of Shares may be increased or decreased by action of the Board of Trustees.
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November 9, 2001
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           3.  Subject to the continuing effectiveness of the Registration
               Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Fund under the laws of the Commonwealth of Massachusetts, upon the issuance of the Shares for a consideration not less than the par value thereof as required by the laws of the Commonwealth of Massachusetts, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable. However, we note that shareholders of the Fund might, under certain circumstances, be liable for transactions effected by the Fund.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion herein involves the laws of the Commonwealth of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts and, where applicable, published cases, rules or regulations relating thereto.


                                             Very truly yours,

                                             /s/ Shearman & Sterling

                                             Shearman & Sterling

S&S:MKN:WHC
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November 9, 2001
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